                            SCHEDULE 14A INFORMATION

     Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[x] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                           FIRST BRANDS CORPORATION
 ................................................................................
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

 ................................................................................

Payment of Filing Fee (Check the appropriate box):

[ ] $125 per Exchange Act Rules 0-ll(c)(l)(ii), 14a-6(i)(1), 14a-6(i)(2) or Item
    22(a)(2) of Schedule 14A
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3)
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

    1) Title of each class of securities to which transaction applies:

    ............................................................................

    2) Aggregate number of securities to which transaction applies:

    ............................................................................

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

   .............................................................................

   4) Proposed maximum aggregate value of transaction:

   .............................................................................

   5) Total fee paid:

   .............................................................................

[x] Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act  Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    ............................................................................

    2) Form, Schedule or Registration Statement No.:

    ............................................................................

    3) Filing Party:

    ............................................................................

    4) Date Filed:

    ............................................................................


- -------------------------

(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

[Logo]

                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF
                            FIRST BRANDS CORPORATION
                              DANBURY, CONNECTICUT

                                                              September 30, 1996

To the Stockholders of
FIRST BRANDS CORPORATION:

     The Annual Meeting of Stockholders of First Brands Corporation will be held at the Danbury Hilton Hotel, 18 Old Ridgebury Road, Danbury, Connecticut on
Friday, November 1, 1996, commencing at 10:00 a.m., at which meeting only holders of the common stock of record at the close of business on September 6, 1996, and those holding proxies from such stockholders will be entitled to vote, for the following purposes:

          1. To elect three directors;

          2. To ratify the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for the Company's 1997 fiscal year;

          3. To amend the Company's Certificate of Incorporation to increase the number of authorized shares of the Company's common stock.

          4. To transact such other business, if any, as may properly come before the meeting.

     We hope that you will be able to attend our annual meeting in person. If you plan to do so, please return the enclosed ticket request and we will promptly send your ticket to you. Please bring your ticket with you to the meeting.

                                              FIRST BRANDS CORPORATION

                                                     JOSEPH B. FUREY

                                                     Joseph B. Furey
                                              Vice President, Secretary and
                                                       Controller

     EVEN THOUGH YOU MAY PLAN TO ATTEND THE MEETING IN PERSON, PLEASE MARK, DATE AND EXECUTE THE ENCLOSED PROXY AND MAIL IT PROMPTLY. SHOULD YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON IF YOU DESIRE. A RETURN ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES IS ENCLOSED FOR YOUR CONVENIENCE.

                            FIRST BRANDS CORPORATION
                            83 WOOSTER HEIGHTS ROAD
                        DANBURY, CONNECTICUT 06813-1911
                            ------------------------
                                PROXY STATEMENT
                            ------------------------
         FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD NOVEMBER 1, 1996

     This proxy statement is furnished to the stockholders of First Brands Corporation ('First Brands' or the 'Company') in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders to be held November 1, 1996, and at all adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This proxy statement and the enclosed form of proxy are first being mailed on or about September 30, 1996 to stockholders of record on September 6, 1996.

     Whether or not you expect to be personally present at the meeting, you are requested to fill in, sign, date and return the enclosed form of proxy. Any person giving such proxy has the right to revoke it at any time before it is voted by giving notice to the Secretary of the Company. All shares represented by duly executed proxies in the accompanying form will be voted unless proxies are revoked prior to the voting thereof.

     The close of business on September 6, 1996, has been fixed as the record date for the determination of stockholders entitled to vote at the Annual Meeting of Stockholders. As of the record date, there were outstanding and entitled to be voted at such meeting 41,095,094 shares of common stock. The holders of the common stock will be entitled to one vote on each matter submitted to stockholders for each share of common stock held of record on the record date.

     The Company's Annual Report for the fiscal year ended June 30, 1996 accompanies this Proxy Statement. The solicitation of this proxy is made by the Board of Directors of the Company. The solicitation will be by mail and the expense thereof will be paid by the Company. The Company has retained Morrow & Co. Inc. to assist in the solicitation of proxies at an estimated cost of $9,000. In addition, solicitation of proxies may be made by telephone or telegram by directors, officers or regular employees of the Company.

     A majority of the outstanding shares entitled to vote must be present in person or represented by proxy at the Annual Meeting of Stockholders to constitute a quorum. The shares represented by a proxy which is timely returned and marked 'Abstain' as to any matter as well as broker non-votes will be considered present at the Annual Meeting of Stockholders and will be included in the calculation of those shares needed to constitute a quorum. The shares represented by such proxies, although considered present for quorum purposes, will not be considered present and entitled to vote with respect to any proposal which is abstained from or to which the broker non-vote relates.

     Directors of the Company are elected by a plurality of the votes cast at the Annual Meeting of Stockholders if a quorum is present at such meeting. The ratification of the appointment of independent auditors requires the approval of a majority of the votes cast at the Annual Meeting of Stockholders, assuming that a quorum is present. The affirmative vote of the holders of a majority of the shares of common stock of the Company represented and voting at the annual meeting is required for the approval of the proposed increase in authorized common stock.

                            I. ELECTION OF DIRECTORS

     The Board of Directors is divided into three classes of membership, with terms expiring on different Annual Meeting dates. Three or four of the members of the Board of Directors are elected each year to serve as directors for a term of three years or such lesser term as consistent with the class. Directors are elected for the terms specified and continue in office until their respective successors have been elected and have qualified.

     The Board of Directors at its meeting held August 7, 1996, selected the following three nominees for election at the Annual Meeting of Stockholders each for three-year terms expiring on the date of the Annual Meeting of Stockholders in 1999 and until their successors are elected and qualified: Alfred E. Dudley, James R. McManus and Thomas H. Rowland. Certain information with respect to the nominees for election as director and with respect to directors whose terms extend beyond the date of the Annual Meeting of Stockholders is set forth below.

     Should any one or more of the nominees be unable or unwilling to serve (which is not expected) the proxies (except proxies marked to the contrary) may be voted for such other person or persons as the Board of Directors of the Company may recommend.

                 NOMINEES FOR ELECTION FOR TERM ENDING IN 1999

[Photo]                            ALFRED  E.  DUDLEY,  Age 68                              Director  since 1986
                                   CHAIRMAN
                                   FIRST BRANDS CORPORATION
                                     Committees: *Executive and Nominating
                                   Mr. Dudley has been Chairman of the Company since 1986. He was President  and
                                   Chief  Executive Officer  of the Company  from 1986 until  September 1992 and
                                   September 1994, respectively, when he relinquished those titles to Mr. W.  V.
                                   Stephenson.

[Photo]                            JAMES  R.  MCMANUS,  Age 62                              Director  since 1986
                                   CHAIRMAN, CEO AND FOUNDER
                                   MARKETING CORPORATION OF AMERICA (MARKETING SERVICES)
                                   DIRECTOR, AU BON PAIN CO. INC.
                                     Committees: Compensation and Nominating
                                   Mr. McManus has been  Chairman and CEO of  Marketing Corporation of  America,
                                   Westport,  Connecticut  (marketing consulting  and marketing  services) since
                                   1971. On  February 1,  1994,  Mr. McManus  resigned  as President  and  Chief
                                   Executive  Officer of Business Express, Inc., a regional airline operating in the Northeastern United States. On January  22, 1996, a petition for  Chapter
                                   XI  Bankruptcy Protection was filed against Business Express, Inc. in Federal
                                   Court in Manchester, New Hampshire by Saab Aircraft of America and two of its
                                   operating subsidiaries.

[Photo]                            THOMAS H. ROWLAND, Age 51
                                   EXECUTIVE VICE PRESIDENT
                                   FIRST BRANDS CORPORATION
                                   Mr. Rowland was elected Executive Vice President of the Company on August 11,
                                   1992, and  simultaneously  was  appointed  President  of  the  Home  Products
                                   Division.  He was elected President  of Himolene Incorporated, a wholly-owned subsidiary of the Company on June 1, 1989, and continues to hold that title.


                                   DIRECTORS CONTINUING IN OFFICE UNTIL 1997

[Photo]                            JAMES R.  MAHER, Age  46                                Director  since  1988
                                   PRESIDENT AND CEO
                                   MAFCO CONSOLIDATED GROUP, INC. (DIVERSIFIED MANUFACTURER)
                                   DIRECTOR
                                   LABORATORY CORP. OF AMERICA (HEALTH SERVICES)
                                     Committee: *Compensation
                                   Mr.   Maher  has  been  President  and   Chief  Executive  Officer  of  MAFCO
                                   Consolidated Group,  Inc. (diversified  manufacturer) since  July, 1995.  Mr.
                                   Maher  was Chairman of the Board of Laboratory Corporation of America (health services) from  April,  1995  to  April 1996.  He  was  President  and  Chief
                                   Executive Officer of Laboratory Corporation of America from December, 1992 to
                                   April  1995.  Mr. Maher  was Vice-Chairman  of  the First  Boston Corporation
                                   (financial services) from September, 1990 through June 30, 1992.

[Photo]                            DWIGHT C.  MINTON,  Age 61                              Director  since  1991
                                   CHAIRMAN
                                   CHURCH    &   DWIGHT   CO.,   INC.    (CONSUMER   AND   SPECIALTY   PRODUCTS)
                                   DIRECTOR, CRANE CO. AND MEDUSA CORPORATION
                                     Committees: Audit and Pension
                                   Mr. Minton is Chairman of  Church & Dwight Co.  Inc., manufacturers of ARM  &
                                   HAMMER'r'  brand  consumer  and specialty  products.  On October  1,  1995 he relinquished his position as President and Chief Executive Officer of  Church
                                   & Dwight Co., Inc. which he had held since January 1969.

[Photo]                            WILLIAM   V.  STEPHENSON,  Age  55                      Director  since  1992
                                   PRESIDENT AND CEO
                                   FIRST BRANDS CORPORATION
                                     Committees: Executive and Nominating
                                   Mr. Stephenson has been President and Chief Executive Officer of the  Company since  September 1, 1994.  He was President and  Chief Operating Officer from
                                   August, 1992 to September,  1994. From October, 1991  to August, 1992 he  was
                                   Executive Vice President of the  Company and President of the  Home  Products
                                   Division. From   January, 1990 through September,  1991 Mr. Stephenson    was
                                   Senior     Vice President/General  Manager,   Home   Products Division.

[Photo]                            ROBERT  G.  TOBIN, Age  58                               Director  since 1991
                                   CHAIRMAN AND CEO
                                   THE STOP & SHOP COMPANIES, INC. (RETAIL FOOD)
                                     Committee: *Pension
                                   Mr. Tobin has been Chairman  and Chief Executive Officer  of The Stop &  Shop
                                   Supermarket  Companies, Inc. and The Stop  & Shop Supermarket Company (retail food) since January, 1995.  He was President and  Chief Executive Officer  of
                                   The  Stop & Shop Supermarket Company from  May, 1994 to January, 1995. He was
                                   President and Chief Operating Officer of The Stop & Shop Companies, Inc.  and
                                   The  Stop & Shop  Supermarket Company a  wholly-owned subsidiary, since March
                                   1993 and November 1989, respectively.


                                   DIRECTORS CONTINUING IN OFFICE UNTIL 1998

[Photo]                            DENIS NEWMAN,  Age 66                                   Director  since  1986
                                   MANAGING DIRECTOR
                                   MIDMARK MANAGEMENT, INC. (FINANCIAL SERVICES)
                                   DIRECTOR, GMIS, INC.
                                     Committees: *Audit and Executive
                                   Mr.  Newman has been Managing Director of MidMark Management, Inc. (financial services) since December 1989. From April, 1988 until December, 1989, he  was
                                   President and a Director of the Dunmore Group, Inc., a merchant banking firm.


[Photo]                            ERVIN  R.  SHAMES, Age  56                               Director  since 1987
                                   *CHAIRMAN
                                   SELECT   COMFORT   CORPORATION    (MATTRESS   MANUFACTURER   AND    RETAILER)
                                   VISITING LECTURER, UNIVERSITY OF VIRGINIA, DARDEN GRADUATE SCHOOL OF BUSINESS
                                     Committees: Compensation and Nominating
                                   Mr.  Shames  has  been  Chairman  of  Select  Comfort  Corporation  (mattress manufacturer and  retailer)  since April,  1996  and was  appointed  Visiting
                                   Lecturer  at the University of Virginia's  Darden Graduate School of Business
                                   in September, 1996. He  was a private investor  and consultant from  January,
                                   1995  to April, 1996. Mr. Shames was President and Chief Executive Officer of
                                   Borden, Inc. (consumer products)  from December, 1993  to January, 1995.  Mr.
                                   Shames  was President and Chief Operating  Officer of Borden, Inc. from July,
                                   1993 to December, 1993. Mr. Shames  was Chairman and Chief Executive  Officer
                                   of  The Stride  Rite Corporation (footwear  manufacturer) from  June, 1992 to
                                   July, 1993, and  President and  Chief Executive  Officer of  The Stride  Rite
                                   Corporation from June, 1990 to June, 1992.


- ------------

*  Denotes Committee Chairman

                            ------------------------

     Alan C. Egler has been a Director of the Company since 1986, and was Vice Chairman and a consultant to the Company from 1986 through 1991. He has decided not to seek another term as a Director of the Company.

BENEFICIAL OWNERSHIP OF VOTING SECURITIES

     The   following  table  sets  forth   certain  information  concerning  the
beneficial ownership of common stock by each stockholder who is known by the Company to own beneficially in excess of 5% of the outstanding common stock.

                                                                  AMOUNT AND NATURE OF
             NAME AND ADDRESS OF BENEFICIAL OWNER                 BENEFICIAL OWNERSHIP    PERCENT OF CLASS
- ---------------------------------------------------------------   --------------------    ----------------

Harris Associates
  2 North LaSalle Street
  Chicago, IL 60602............................................         6,170,086(a)            14.8%
Fidelity Management & Research Company
  82 Devonshire
  Boston, MA 02109.............................................         3,156,620(b)             7.7%
Ariel Capital Management, Inc.
  307 North Michigan Avenue
  Chicago, Illinois 60601......................................         2,401,210(c)             5.8%

- ------------

 (a) Information concerning beneficial ownership by Harris Associates is based on a report on Form 13F filed with the Securities and Exchange Commission (the 'SEC') as of June 30, 1996. To the Company's knowledge, Harris & Associates has not filed a Schedule 13D or Schedule 13G with respect to any changes in their ownership of the Company's common stock.

 (b) Information concerning beneficial ownership by Fidelity Management & Research is based on a report on Form 13G filed with the SEC as of August 31, 1996. To the Company's knowledge, Fidelity Management & Research Corporation has not filed a Schedule 13D with respect to their ownership of the Company's common stock.

 (c) Information concerning beneficial ownership by Ariel Capital Management, Inc. is based on a report on Form 13G filed with the SEC as of August 31, 1996. To the Company's knowledge, Ariel Capital Management, Inc. has not filed a Schedule 13D with respect to their ownership of the Company's common stock.

                            ------------------------

     The following table sets forth certain information concerning the beneficial ownership of common stock as of September 6, 1996 by each Director, the Chief Executive Officer, and the four other named executive officers of the Company and all Directors and Executive Officers as a group:

                                                           AMOUNT AND NATURE OF
              NAME OF BENEFICIAL OWNER                 BENEFICIAL OWNERSHIP(c)(d)(e)    PERCENT OF CLASS
- ----------------------------------------------------   -----------------------------    ----------------

Alfred E. Dudley....................................               442,000                     1.08
James R. Maher......................................                 4,270                      .01
James R. McManus....................................                10,000                      .02
Dwight C. Minton....................................                 6,000                      .01
Denis Newman........................................                90,684                      .22
Ervin R. Shames.....................................                14,164                      .03
Robert G. Tobin.....................................                 6,000                      .01
William V. Stephenson...............................               384,121                      .93
Thomas H. Rowland...................................               181,098                      .44
Donald A. DeSantis..................................               185,146                      .45
Mark E. Haglund.....................................                89,446                      .22
Patrick J. O'Brien..................................                97,802                      .24
All Directors and Executive Officers as a group.....             1,774,252                     4.32

- ------------

(c) Under rules of the Securities and Exchange Commission, persons who have power to vote or dispose of securities, either alone or jointly with others, are deemed to be the beneficial owners of such securities. Accordingly, shares owned separately by spouses are not included. Each nominee,

                                              (footnotes continued on next page)

(footnotes continued from previous page)

    continuing director and officer has both sole voting power and sole investment power with respect to the shares set forth in the table.

(d) No nominee, continuing director or officer is the beneficial owner of more than 1.08% of the outstanding shares of First Brands common stock.

(e) Includes  164,000,  196,000, 171,000,  122,000,  86,250, 95,500  and 985,550
    shares which respectively Alfred E. Dudley, William V. Stephenson, Thomas H. Rowland, Donald A. DeSantis, Mark E. Haglund, Patrick J. O'Brien, and all Directors and Executive Officers as a group, have a right to acquire within 60 days of September 6, 1996 upon the exercise of stock options. The shares issuable upon exercise of options included herein were deemed to be outstanding for purposes of calculating the percentages of shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Company is required to identify any officer, director or owner of more than 10% of the First Brands Common Stock who during the last fiscal year failed to file timely with the Securities and Exchange Commission a required report under Section 16(a) of the Securities Exchange Act of 1934 relating to beneficial ownership of First Brands Common Stock. Based solely on a review of information provided to the Company, all persons subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 filed the required reports on a timely basis for fiscal year 1996.

                       BOARD OF DIRECTORS AND COMMITTEES

     There were six regular meetings of the Board of Directors during fiscal 1996. All of the incumbent directors attended at least 80% of the total number of meetings of the Board and committees on which they served. Directors who are employees of the Company do not receive any compensation for service as directors. Mr. Dudley, who retired from the Company on September 1, 1994, receives an annual retainer of $300,000 for services as Chairman of the Board of Directors. Each other director is currently paid an annual retainer of $20,000 and fees of $1,000 for attendance at each Board or committee meeting not held in conjunction with a Board meeting. Board members are paid $500 for attendance at each telephonic meeting or committee meeting held in conjunction with a Board meeting. Pursuant to a resolution adopted on September 6, 1991, these Directors are reimbursed for reasonable expenses involved in attending Board and Committee Meetings of the Company.

     The members of the Board of Directors are elected to various committees. The standing committees of the Board are: Audit Committee, Compensation Committee, Executive Committee, Nominating Committee and Pension Committee.

     The functions of the Audit Committee are to recommend the firm of independent auditors to perform the annual audit; review and approve the scope of the independent and internal auditors' work; review the effectiveness of the Company's internal controls; review and approve the fees of the independent auditors and related matters. The Audit Committee met once in fiscal 1996. The members of the Audit Committee are Denis Newman, Chairman; Alan C. Egler and Dwight C. Minton.

     The functions of the Compensation Committee are to review and approve the salaries of senior officers and managers of the Company; approve the amount authorized for the Annual Incentive Plan; approve awards under and administer the Company's Long-Term Incentive Plans; and review additional compensation arrangements. The Compensation Committee met twice in fiscal 1996. The members of the Compensation Committee are James R. Maher, Chairman; James R. McManus and Ervin R. Shames.

     The function of the Executive Committee is to act for the Board between regular meetings to the extent permitted by the Delaware General Corporation Law on matters that need timely attention. The Executive Committee did not meet in fiscal 1996. The members of the Executive Committee are Alfred E. Dudley, Chairman; Alan C. Egler, Denis Newman and William V. Stephenson.

     The functions of the Nominating Committee are to establish criteria for Board membership, search for and screen candidates to fill vacancies on the Board, recommend an appropriate slate of candidates for election each year, assess the overall performance of the Board, and consider issues regarding the composition, tenure and size of the Board. The Nominating Committee will consider nominations by stockholders. Recommendations should be sent to the Secretary at 83 Wooster Heights Road, Danbury, Connecticut 06813 no later than May 5, 1997 with respect to the 1997 Annual Meeting of Stockholders and should include the candidate's name and qualifications and a statement from the candidate that he or she consents to being named in the Proxy Statement if nominated and will serve if elected. The Committee, which was established at the May 23, 1995 Board of Directors Meeting, met twice in fiscal 1996. The members of the Nominating Committee are Alfred E. Dudley, James R. McManus, Ervin R. Shames and William V. Stephenson.

     The functions of the Pension Committee are to supervise the administration of the Company's pension and savings plans; review the levels of funding and allocation of funds invested in the plans; and review the performance of the investments and investment managers against goals. The Pension Committee met once in fiscal 1996. The members of the Pension Committee are Robert G. Tobin, Chairman; and Dwight C. Minton.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board consists of three non-employee directors who make decisions pertaining to executive compensation and benefits. The Committee utilizes the services of an outside compensation consultant to assist in making objective decisions based on data from consumer products companies of similar size, some of which are in the peer group of companies included in the stock performance graph. Additional similar data is provided by the consultant as well as management.

COMPENSATION PHILOSOPHY

     The Company's executive compensation program has three objectives:

          1. To provide compensation that rewards executives for meeting and exceeding internal performance goals and standards.

          2. To maintain a compensation program that attracts and retains high quality executives.

          3.  To  create  a  link   between  the  interests  of  the   Company's
     stockholders,   the   Company's   financial  performance   and   the  total
     compensation opportunities for its executive officers.

     The executive compensation program consists of base salary, an annual cash incentive plan, long-term stock option incentive plans, a non-qualified deferred compensation plan, an executive life insurance plan, and qualified and non-qualified retirement plans.

     The Company maintains a benefit program that is competitive with other consumer products companies of similar size. The program includes qualified retirement, savings, and disability programs as well as medical, dental and business travel insurance programs.

     Base salaries are targeted slightly below the 50th percentile of competitive salaries for executives of consumer products companies of similar size. Salary ranges are established using published surveys and other external data. Variation in compensation between individuals is based on position value, experience level and performance against pre-established objectives. Individual increases are typically given at twelve to sixteen month intervals, and the amount is based on the individual's performance and place in the salary range. Prior to approving individual increases, the Compensation Committee reviews each senior executive's performance against previously established performance goals.

     The Annual Incentive Plan provides for an annual cash award based on attainment of operating income goals and the awards are targeted at slightly above the 50th percentile for executives of consumer products companies of similar size. The plan triggers if a pre-approved threshold is achieved. Individual awards are determined by total corporate, business unit, and individual performance levels. The performance level of the business unit is measured on an unweighted basis by sales growth, market share, and operating income. Individual performance goals are established for each senior executive at the commencement of each year. The Compensation Committee approves the total dollar pool available and the amount awarded to each senior executive participant. In respect of the named executives in the Summary Compensation Table, the Compensation Committee will also assess the Company's relative financial performance against peer group consumer products companies considering such measures as earnings per share growth, sales growth, improvement in return on equity and acquisition success.

     The Long Term Incentive Plans were established in 1989 and 1994. All option shares available under the 1989 Long Term Incentive Plan have been granted. The 1989 plan provides for non-qualified stock options, limited stock appreciation rights ('LSAR's') and restricted stock. LSAR's are exercisable only in change of control situations. The 1994 Performance Stock Option and Incentive Plan provides for stock options, LSAR's and restricted stock. Options may have an exercise price of either 100 percent of the fair market value of the underlying shares of common stock ('Market Priced Options') or more than 100% of such fair market value ('Premium Priced Options'). Of the Market Priced Options, a portion may vest as of specific dates and a portion may be subject to performance vesting. At the time of the grant a 'trigger stock price' or other performance criteria upon which the vesting of performance options will be based may be established. These options will be exercisable at the earlier of the date that the market price exceeds the trigger stock price or the ninth anniversary of the grant. During fiscal year 1996, 637,000 options were granted and no restricted stock has been granted under the 1994 Plan. The Compensation Committee approves grants of a sufficient number and type of stock options to retain executives based on its review of surveys of long-term incentive and long-term capital accumulation plans available to similar positions at other consumer product companies of similar size.

     In addition to the qualified retirement plans, officers of the Company also participate in a non-qualified retirement plan that alleviates the impact of tax or legal restrictions imposed upon qualified plan limits when total compensation is used in calculation of pension benefits.

     The Company has established a non-qualified deferred compensation plan for senior executives. This plan permits deferral of a portion of base salary and/or annual incentive awards to a later date, normally until after retirement. Interest on deferred compensation is based on 7-year U.S. Treasury Bond yields plus a margin which is intended to approximate the margin First Brands would incur if it were issuing a senior unsecured bond with a 7-year maturity. If the participant defers salary or bonus for seven (7) or more years or until death, disability or retirement, the interest on the deferred amount for the entire period will be the Treasury Bond yield, plus the margin, plus 3%.

     The Compensation Committee endorses the position that stock ownership by management provides linkage in aligning management's and shareholder's interest in enhancing shareholder value although the Committee does not set target ownership levels for executive equity holdings. During the past fiscal year the shareholders approved an amendment to the Annual Incentive Plan which permits certain members of senior management to elect to receive all or a portion of their annual incentive award in First Brands common stock instead of cash. Those who elect stock instead of cash will receive a premium of 25% in stock thereby encouraging management to increase stock ownership. The stock acquired under the Annual Incentive Plan is restricted in its transferability or sale for a period of two years from the date of issuance.

     Section 162(m) of the Internal Revenue Code, enacted in 1993, limits the tax deduction that corporations may take with respect to the compensation of certain executive officers, unless the compensation is 'performance based' as defined in the Code. The Committee believes that all compensation received by the executive officers is performance based and in any event the deductibility limits in the Code have not been reached. There is no loss of deduction for fiscal year 1996.

RELATIONSHIP OF CORPORATE PERFORMANCE TO EXECUTIVE COMPENSATION

     The Company has two types of executive compensation incentive plans, The Annual Incentive Plan and the Long Term Incentive Plans (both previously described), which reward executives based on the performance of the Company.

     The Annual Incentive Plan provides compensation based on the attainment of operating income objectives which are contained in the annual business plan. For the named executives in the Summary Compensation Table, Company financial performance relative to a peer group of companies is also considered in order to validate incentive compensation in respect to these companies. The annual business plan is developed by Company management and approved by the Board of Directors at the beginning of each fiscal year. The financial measures used to validate incentive awards are approved by the Compensation Committee at the beginning of each fiscal year.

     The Long Term Incentive Plans use stock price appreciation as the incentive to reward executives over the long term. Compensation gained as a result of this program has a direct relationship to the gain achieved by investors in the Company's stock.

1996 FISCAL YEAR COMPENSATION OF CHIEF EXECUTIVE OFFICER

     Mr. Stephenson earned $379,167 in base salary during Fiscal Year 1996 and received an annual incentive award of $300,000 for his overall performance for the year. The Compensation Committee determined that these amounts were justified when considering the company's financial performance for the fiscal year as well as Mr. Stephenson's personal performance measured against pre-determined measures including return on equity, sales growth, acquisition success, market share, operating income, earnings per share growth and overall management effectiveness. The committee also considered Mr. Stephenson's compensation as compared to C.E.O.'s of the peer group of consumer products companies that the company traditionally monitors. Mr. Stephenson's total cash compensation (base salary and annual incentive) for fiscal year 1996 was 10.9% higher than the preceding fiscal year.

                             COMPENSATION COMMITTEE

                               James R. Maher, Chairman
                               James R. McManus
                               Ervin R. Shames

                           SUMMARY COMPENSATION TABLE

     Furnished below is a summary of the compensation paid and/or awarded to the Chief Executive Officer and to each of the other four most highly compensated executive officers of the Company for fiscal years 1994-1996.

                                                          ANNUAL COMPENSATION           LONG-TERM
                NAME AND                           ---------------------------------    COMP.(1)         ALL OTHER
           PRINCIPAL POSITION              YEAR    SALARY($)    BONUS($)    OTHER(2)    OPTIONS(#)   COMPENSATION($)(3)
- ----------------------------------------   ----    ---------    --------    --------    ---------    ------------------

William V. Stephenson ..................   1996      379,167     300,000                  80,000            3,897
  President and CEO                        1995      312,500     300,000                 100,000            5,175
                                           1994      223,000     200,000                   --               5,018
Thomas H. Rowland ......................   1996      195,030     120,000                  48,000           27,273
  Executive Vice President, Home           1995      184,535     120,000                  60,000            4,251
  Products                                 1994      164,000      80,000                   --               3,691
Donald A. DeSantis .....................   1996      199,530     110,000                  32,000            4,173
  Senior Vice President                    1995      188,160     120,000                  40,000            4,262
  CFO and Treasurer                        1994      175,400     100,000                   --               3,947
Mark E. Haglund ........................   1996      137,600      60,000                  32,000           19,128
  Vice President,                          1995      113,483      75,000                  40,000            2,985
  President STP Products, Inc.             1994      101,200      45,000                   --               2,277
Patrick J. O'Brien .....................   1996      137,600      60,000                  32,000           15,378
  Vice President,                          1995      115,600      65,000                  40,000            3,038
  President A & M Products, Inc.           1994      110,137      60,000                   --               2,478

- ------------

(1) There were 637,000 options granted under the 1994 Performance Stock Option and Incentive Plan during 1996 fiscal year for executive officers and other employees. All options under the 1989 Long Term Incentive Plan have previously been granted. All options in this column have been adjusted to reflect the February, 1996 stock split.

(2) Amounts under Other Annual Compensation are not shown since the value of perquisites and other personal benefits does not exceed the lesser of $50,000 or 10% of the total amount of annual salary and bonus for any named individual.

(3) Compensation listed under 'all other compensation' is related to the Company's employer match from the First Brands' savings plan. The total amount of employer match for all executive officers for fiscal year 1996 is $34,308. It also includes $22,500 for T.H. Rowland, $15,000 for M.E. Haglund and $11,250 for P.J. O'Brien as a result of the premium they received by electing to take First Brands stock rather than cash for all, or a portion, of their 1996 fiscal year annual incentive award.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table shows the individual grant of non-qualified stock options, pursuant to the 1994 Performance Stock Option and Incentive Plan, to the Chief Executive Officer and the other named executive officers of the Company for fiscal year 1996.

                                                                                                 POTENTIAL REALIZED
                                                                                                  VALUE AT ASSUMED
                                        NUMBER OF                                              ANNUAL RATES OF STOCK
                                        SECURITIES                                               PRICE APPRECIATION
                                        UNDERLYING    % OF TOTAL                                 FOR 10 YEAR OPTION
                                         OPTIONS       OPTIONS       EXERCISE                           TERM
                                         GRANTED       GRANTED       PRICE PER      EXPIR.     ----------------------
                NAME                      (#)(3)      IN FY 1996    SHARE($)(1)      DATE      5%($)(2)     10%($)(2)
- -------------------------------------   ----------    ----------    -----------    --------    ---------    ---------

W.V. Stephenson......................     80,000         12.5%        22.5313      11/05/05    1,133,600    2,872,800
T.H. Rowland.........................     48,000          7.5%        22.5313      11/05/05      680,160    1,723,680
D.A. DeSantis........................     32,000          5.0%        22.5313      11/05/05      453,440    1,149,120
M.E. Haglund.........................     32,000          5.0%        22.5313      11/05/05      453,440    1,149,120
P.J. O'Brien.........................     32,000          5.0%        22.5313      11/05/05      453,440    1,149,120

- ------------

(1) The exercise price was determined by averaging the high and low market price on November 5, 1995, the day the options were granted.

(2) The potential realizable value portion of the foregoing table illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation on the Company's common stock over the full term of the options.

    The rates of appreciation are assumed rates established by the Securities and Exchange Commission and are not intended as a forecast of future appreciation. 5% annual appreciation results in a stock price appreciation of $14.17 per share and 10% results in a stock price appreciation of $35.91 per share. The actual gain, if any, realized by the recipient will depend upon the actual performance of the Company's common stock. There can be no assurance that the amounts reflected in this table will be achieved.

(3) The exercise price of stock options is not less than the fair market value of the Company's common stock on the date of grant; such stock options vest over a period determined by the Compensation Committee. The stock options granted in the fiscal year 1996 to the executive officers named above are performance-based (using a trigger stock price in excess of $29.00 per share) for all. LSAR's were granted in tandem with the stock option grants to the named executive officers in amounts equal to the number of stock options granted. LSAR's are exercisable only upon a change of control of the Company. Upon exercise, the recipient would receive, in cancellation of the underlying stock option, cash equal to the excess of the fair market value of each share of common stock subject to the LSAR over the exercise price of the underlying stock option. The Compensation Committee has discretion to adjust the terms of outstanding awards, including the exercise price of stock options, in the event of an extraordinary or unusual corporate event.

                      OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

     The following table lists the shares acquired on exercise of options by the Chief Executive Officer and the other named executive officers during the fiscal year 1996 and certain information as to options unexercised at the end of fiscal year 1996.

                                                               NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                              UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS AT
                               SHARES                       OPTIONS AT FISCAL YEAR END          FISCAL YEAR END(1)
                             ACQUIRED ON       VALUE       ----------------------------    ----------------------------
           NAME               EXERCISE       REALIZED      EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
- --------------------------   -----------    -----------    -----------    -------------    -----------    -------------

W.V. Stephenson(2)........      12,000      $164,500.00      196,000          80,000       $ 2,388,996      $ 357,496
T.H. Rowland(2)...........      11,000      $159,016.00      171,000          48,000       $ 2,119,683      $ 214,498
D.A. DeSantis.............      --              --           122,000          32,000       $ 1,602,622      $ 142,998
M.E. Haglund..............      --              --            86,250          32,000       $ 1,091,124      $ 142,998
P.J. O'Brien..............      --              --            95,500          32,000       $ 1,233,561      $ 142,998

- ------------

(1) Values have been calculated based on the closing price of the Company's common stock reported on the New York Stock Exchange Composite Tape on June 28, 1996, which was $27.00 per share.

(2) Options were exercised to acquire additional Company common stock.

RETIREMENT PLAN

     First Brands currently maintains a non-contributory defined benefit retirement plan (the 'Retirement Plan') covering 78% of all U.S. employees including those of subsidiaries. The officers listed in the foregoing Summary Compensation Table are covered by the Retirement Plan. Outside the United States, certain of First Brands' subsidiaries have retirement programs that are generally administered by trustees or insurance companies.

     Under the Retirement Plan, the monthly amount of an employee's retirement benefit upon retirement at age 65 is the greater of (a) 1.2% of average monthly compensation received during the three year period preceding retirement, or 1.2% of average monthly compensation received during the three best calendar years in the final ten calendar years preceding retirement, if the latter average would result in a higher pension benefit, multiplied by the number of years of credited service plus $12 or (b) 1.5% of the average monthly compensation computed as in (a) above, multiplied by the number of years of credited service, less a percentage, based on service and not exceeding 50%, of the projected primary Social Security benefit or such maximum percentage as is allowed under the Internal Revenue Code. In January 1995, the Company announced a change in this formula beginning January 2000, to a defined benefit based on years of credited service and career average compensation.

     An employee who is (i) age 62 or over with ten or more years of credited service or (ii) whose age and years of credited service add up to 85, may voluntarily retire earlier than age 65 with a retirement benefit, unreduced because of early retirement. Employees may retire as early as age 50 with 10 years of credited service but will receive an actuarially reduced pension benefit.

     The amounts contributed by First Brands to the Retirement Plan are calculated on a group basis that is actuarially determined. No specific amount is set aside by First Brands for any individual officer or employee under the Retirement Plan. The amounts shown in the following table are the estimated annual retirement benefits payable at age 65 for the respective average annual remuneration levels and years of service credit indicated. Actual benefits will not exceed limits permitted under the Internal Revenue Code and applicable regulations. Amounts shown are computed based upon straight life annuity amounts and are reduced by 1.5% of the employee's primary Social Security benefit for each year of the employee's credited service up to a maximum deduction of 50% of such Social Security benefit. Annual retirement benefits are based on average earnings.

     For federal income tax purposes the amount of benefits that can be paid from the qualified plan is restricted. First Brands maintains a nonqualified plan ('Executive Retirement Plan') the effect of which is to award retirement benefits to all employees on a uniform basis. The Executive Retirement Plan is unfunded.

     The Company also maintains a savings plan as part of its long term retirement/savings program to which it contributes to the account of each eligible employee who chooses to participate. Prior to January 1995, the Company contributed 10, 20 or 30% of the first 7.5% of the amount contributed by the employee in the form of basic deductions, depending upon length of service. Any regular employee with one or more years of service was eligible to participate. Effective January 1995, the Company contributes 50% of the first 6% of the amount of employee basic 401(k) contributions. Any regular employee of First Brands or its subsidiaries is eligible to participate. In fiscal year 1996, the Company instituted a Profit Sharing contribution based on the Company's operating performance. Profit Sharing will be contributed in shares of First Brands common stock, allocated to separate employee 401(k) accounts based on Company service credit.

     As of June 30, 1996, the credited years of service (credited service is combined from First Brands and Union Carbide Corporation) for the individuals named in the Summary Compensation Table were as follows: William V. Stephenson, 32 years; Thomas H. Rowland, 22 years; Donald A. DeSantis, 10 years; Mark E. Haglund 23 years; and Patrick J. O'Brien, 12 years.

                                                        ESTIMATED ANNUAL RETIREMENT BENEFITS
                                                       AT AGE 65 FOR YEARS OF SERVICE CREDIT
        AVERAGE ANNUAL REMUNERATION           --------------------------------------------------------
 USED FOR CALCULATING RETIREMENT BENEFITS        25          30          35          40          45
- -------------------------------------------   --------    --------    --------    --------    --------

$150,000...................................   $ 56,250    $ 67,500    $ 78,750    $ 90,000    $101,250
$200,000...................................     75,000      90,000     105,000     120,000     135,000
$250,000...................................     93,750     112,500     131,250     150,000     168,750
$300,000...................................    112,500     135,000     157,500     180,000     202,500
$350,000...................................    131,250     157,500     183,750     210,000     236,250
$400,000...................................    150,000     180,000     210,000     240,000     270,000
$450,000...................................    168,750     202,500     236,250     270,000     303,750
$500,000...................................    187,500     225,000     262,500     300,000     337,500
$550,000...................................    206,250     247,500     288,750     330,000     371,250
$600,000...................................    225,000     270,000     315,000     360,000     405,000
$700,000...................................    262,500     315,000     367,500     420,000     472,500
$800,000...................................    300,000     360,000     420,000     480,000     540,000

SEVERANCE AGREEMENTS

     The Company has also adopted an employment severance agreement with certain management employees, including executive officers, generally providing severance benefits if the employee is terminated for reasons other than 'cause' within two years after a 'change in control.' The severance benefits include cash payments equal to two year's salary and bonus, except for William V. Stephenson, who would receive payments equal to three years salary and bonus, and certain other employee and retirement benefits. Provision for a tax gross-up payment is also included to cover excise taxes, if any, on payments paid under these agreements.

                       FIVE YEAR STOCK PERFORMANCE GRAPH

     The following table compares total shareholder returns for the Company to the Standard & Poors 500 Stock Index ('S&P 500') and the Standard & Poors Midcap 400 Consumer Products Index ('S&P 400 CP')(1) for the five year period beginning June 30, 1991 through the fiscal year end of June 30, 1996 (the 'Performance Period'). Assuming $100 was invested on June 30, 1991 in the Company's common stock and in each of the foregoing indices and reinvestment of dividends, if any, on a quarterly basis, the total return for the Company's common stock increased by 100% during the Performance Period as compared with total return during the same period for the S&P 500 and S&P 400 CP of 108% and - 3%, respectively. The corresponding compound annual growth rate for the Company's stock was 14.9% for the five-year period.

     There can be no assurance that the Company's stock performance will continue into the future with the same or similar trends depicted in the graph below. The Company will not make or endorse any predictions as to the future stock performance.

                            FIRST BRANDS CORPORATION
                            Total Return Performance
                           TOTAL SHAREHOLDER RETURNS

                                   [GRAPH]

                                 COMPARISON SINCE JUNE 1991

                6/91       6/92       6/93       6/94       6/95       6/96       CAGR(2)
FBC              100        97         106        133        157        200        14.9%
S&P 500          100        113        129        131        165        208        15.7%
S&P 400
  CP(1)          100        97         98         96         98         97          -.6%

(1) The S&P Midcap 400 Consumer Products Index is comprised of the following companies: Church & Dwight, A.T. Cross, First Brands, Gibson Greetings, Lancaster Colony, National Presto, Stanhome, Tambrands, Perrigo and Carter Wallace. First Brands has not been eliminated from this peer group for purposes of this presentation.

(2) Compound Annual Growth Rate.

                  STOCK PERFORMANCE GRAPH SINCE DECEMBER 1989

     The following table compares total shareholder returns for the Company to the Standard & Poors 500 Stock Index ('S&P 500') and the Standard & Poors Midcap 400 Consumer Products Index ('S&P 400 CP')(1) for the six and a half year period beginning on December 29, 1989, the end of the first month following the Company's initial public offering ('IPO') through the fiscal year end of June 30, 1996. Assuming $100 was invested on December 29, 1989 in the Company's common stock and in each of the foregoing indices and reinvestment of dividends, if any, on a quarterly basis, the total return for the Company's common stock increased by 199% as compared with total return during the same period for the S&P 500 and S&P 400 CP of 129% and 28%, respectively. The corresponding compound annual growth rate for the Company's stock was 18.3% for the six and a half year period.

     There can be no assurance that the Company's stock performance will continue into the future with the same or similar trends depicted in the graph below. The Company will not make or endorse any predictions as to the future stock performance.

                            FIRST BRANDS CORPORATION
                            Total Return Performance
                           TOTAL SHAREHOLDER RETURNS

                                    [GRAPH]

                               COMPARISON SINCE DECEMBER 1989
              12/89    6/90     6/91     6/92     6/93     6/94     6/95     6/96     CAGR(2)
FBC            100    153.46   149.72   145.91   158.28   199.09   235.46   299.36      18.3%
S&P 500        100    103.09   110.72   125.57   142.68   144.69   182.41   229.83      13.6%
S&P 400
  CP(1)        100    108.38   119.00   134.94   117.36   111.49   123.35   128.39       3.9%

(1) The S&P Midcap 400 Consumer Products Index is comprised of the following companies: Church & Dwight, A.T. Cross, First Brands, Gibson Greetings, Lancaster Colony, National Presto, Stanhome, Tambrands, Perrigo and Carter Wallace. First Brands has not been eliminated from this peer group for purposes of this presentation.
(2) Compound Annual Growth Rate.

                 II. RATIFY APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has selected KPMG Peat Marwick LLP as the independent auditors to examine the financial statements of the Company and its consolidated subsidiaries for the fiscal year 1997. KPMG Peat Marwick LLP has served First Brands in the capacity of independent auditors since its incorporation in 1986.

     Representatives of KPMG Peat Marwick LLP will be present at the Annual Meeting of Stockholders to answer any appropriate questions. They will have the opportunity to make a statement if they so desire.

     The Board of Directors recommends a vote FOR the appointment of KPMG Peat Marwick LLP.

              III. RATIFY THE INCREASE IN AUTHORIZED COMMON STOCK

     Of the 50,000,000 shares of authorized Common Stock, after the Company's two-for-one stock split effective February 5, 1996, there are 41,095,094 issued and outstanding and 3,907,000 shares reserved for the Company's incentive stock programs as of September 6, 1996. The increase in the Company's authorized Common Stock proposed by the Board of Directors would be large enough to permit the Company to effect additional stock splits or stock dividends in the future if the Board determines at such time that such action would be in the best interests of the Company. While the proposed amendment is intended to facilitate such future stock splits or stock dividends, such shares could also be used for other purposes such as future financing and acquisitions of property, including stock or assets of other businesses that the Board determines to be in the best interests of the Company. Although the Company considers potential acquisitions from time to time, the Board has no present plans to use any of the authorized unissued shares of the Company for such purpose. Additional shares could also be used to render more difficult or discourage an attempt to obtain control of the Company, although the Company is not aware of any pending or threatened efforts to obtain control of the Company. The number of shares of Preferred Stock which the Company is authorized to issue would be unchanged.

     The additional shares of Common Stock for which authorization is sought would be the same class as and identical to the shares of Common Stock the Company now has authorized. Holders of Common Stock do not have preemptive rights to subscribe to additional securities which may be issued by the Company. The issuance of Common Stock otherwise than on a pro-rata basis to all current stockholders would reduce the current stockholders' proportionate interests. However, in any such event, stockholders wishing to maintain their interests may be able to do so through normal market purchases.

     The Board of Directors considers the amendment advisable to provide flexibility for future stock splits, stock dividends, and other general corporate purposes. Approval of this amendment by the stockholders at the Annual Meeting would avoid the expensive procedure of calling and holding a special meeting of stockholders for such a purpose at a later date.

     This summary of the proposal is qualified in its entirety by reference to the entire text of the amended Fourth Article of the Corporation's Restated Certificate of Incorporation which is attached hereto as Exhibit I. Approval of this Amendment to increase the Authorized Common Stock requires that the number of shares voting in favor of this Amendment exceeds the number of shares voting against this Amendment. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists but are not counted as voting either for or against and therefore have no effect on the results of the vote.

     The Board of Directors recommends a vote FOR the amendment to the fourth Article of the Company's Certificate of Incorporation, to increase the Company's authorized Common Stock from 50,000,000 to 120,000,000 shares.

                               IV. OTHER MATTERS

     The Company knows of no other matters to come before the meeting. If any other matters properly come before the meeting, the proxies solicited hereby will be voted on such matter in accordance with the judgement of the persons voting such proxies and will be determined by the vote of a majority of the shares voting thereon at the meeting.

                            V. STOCKHOLDER PROPOSALS

     Stockholders wishing to submit proposals for inclusion in the Board of Directors' proxy material for the Annual Meeting of Stockholders tentatively scheduled for October 31, 1997 should submit them in writing to the Secretary of the Company, First Brands Corporation, 83 Wooster Heights Road, P.O. Box 1911, Danbury, CT 06813-1911 no later than May 5, 1997.

                                                                       EXHIBIT I

                                  AMENDMENT TO
                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                            FIRST BRANDS CORPORATION

     FOURTH. The total number of shares of capital stock which the Corporation shall have authority to issue is 130,000,000 consisting of 120,000,000 shares of Common Stock, par value $0.01 per share ('Common Stock'), and 10,000,000 shares of Preferred Stock ('Preferred Stock'), par value $1.00 per share.

                                     [Logo]

PROXY

                            FIRST BRANDS CORPORATION
                            83 WOOSTER HEIGHTS ROAD
                             DANBURY, CT 06813-1911

[LOGO]

           ANNUAL MEETING OF STOCKHOLDERS -- FRIDAY, NOVEMBER 1, 1996 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints ALFRED E. DUDLEY and JOSEPH B. FUREY, and each of them, with power of substitution, as proxies to represent the undersigned at the Annual Meeting of Stockholders to be held at the Danbury Hilton Hotel, 18 Old Ridgebury Road, Danbury, Connecticut on Friday, November 1, 1996 at 10:00 a.m., local time and at any adjournment thereof, and to vote the shares of common stock the undersigned would be entitled to vote if personally present, as indicated on the reverse side hereof.

     THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED AS DIRECTED. IF NO CONTRARY INSTRUCTION IS GIVEN, THE SHARES WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR SET FORTH BELOW, FOR THE RATIFICATION OF KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITORS FOR FISCAL 1997, AND FOR THE RATIFICATION TO INCREASE THE COMPANY'S AUTHORIZED COMMON STOCK FROM 50,000,000 TO 120,000,000 SHARES AND AT THE DISCRETION OF THE PROXY UPON SUCH OTHER BUSINESS, IF ANY, AS MAY BE PROPERLY BROUGHT BEFORE THE MEETING.

PLEASE MARK BOXES [*] OR [x] IN BLUE OR BLACK INK.

1. ELECTION OF DIRECTORS                FOR all nominees listed below (except as   WITHHOLD AUTHORITY to vote for all
                                        indicated to the contrary below) [ ]       nominees listed below [ ]

                                        A.E. Dudley, J.R. McManus, T.H. Rowland

                                  (Continued and to be signed on the other side)

  INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE
                THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.

- --------------------------------------------------------------------------------

2. Proposal to ratify the selection of KPMG Peat        3. Proposal to ratify an increase in the Company's
   Marwick,  LLP as independent auditors for the           authorized Common Stock from 50,000,000 to
   fiscal year 1997.                                       120,000,000 shares.
                  FOR   AGAINST   ABSTAIN                             FOR   AGAINST   ABSTAIN
                  [ ]     [ ]       [ ]                               [ ]     [ ]       [ ]
4. In their discretion, to vote upon such other
   business, if any, as may be properly brought before
   the meeting.
                  FOR   AGAINST   ABSTAIN
                  [ ]     [ ]       [ ]

If no direction is made, this proxy will be voted for Proposals 1, 2, 3, and 4.

                                                        Please  sign  exactly as
                                                        name   appears    below.
                                                        When shares are  held by
                                                        joint   tenants,    both
                                                        should    sign.     When
                                                        signing as attorney,  as
                                                        executor, administrator,
                                                        trustee   or   guardian,
                                                        please  give  full title
                                                        as      such.    If    a
                                                        corporation,      please
                                                        sign in  full  corporate
                                                        name  by  President   or
                                                        other         authorized
                                                        officer.       If      a
                                                        partnership,      please
                                                        sign   in    partnership
                                                        name   by     authorized
                                                        person.

                                                         Dated:..........., 1996

                                                         .......................
                                                                Signature

                                                         .......................
                                                            Signature if held
                                                                 jointly

 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.




                              STATEMENT OF DIFFERENCES
                              ------------------------

The registered trademark symbol shall be expressed as      'r'
The section mark symbol shall be expressed as              ss.
The solid square shall be expressed as                     [*]